CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Salem Street Trust of our reports dated February 10, 2026, relating to the financial statements and financial highlights of Fidelity Inflation-Protected Bond Index Fund, Fidelity SAI Inflation-Protected Bond Index Fund, and Fidelity SAI Municipal Income Fund; of our report dated February 11, 2026, relating to the financial statements and financial highlights of Fidelity International Bond Index Fund; of our reports dated February 12, 2026, relating to the financial statements and financial highlights of Fidelity SAI 0-5 Year Inflation-Protected Bond Index Fund and Fidelity SAI International Credit Fund; of our reports dated February 13, 2026, relating to the financial statements and financial highlights of Fidelity Series 0-5 Year Inflation-Protected Bond Index Fund and Fidelity Series 5+ Year Inflation-Protected Bond Index Fund, which appear in Fidelity Salem Street Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 19, 2026